STOCK PURCHASE AGREEMENT ("Agreement"), effective as of June ___, 1997, by and among Royal Capital, Inc., a Delaware corporation with offices located at 75 Claremont Road, Bernardsville, New Jersey 07924 (the "Company"); Whitestone Industries, Inc., a Delaware corporation with offices located at 19200 Von Karmen Avenue, Irvine, California 92715 ("Whitestone"); and Donald R. Yu, an individual residing at 6363 Christie Avenue, Emeryville, California 94608 ("Stockholder").

      WHEREAS, the Company desires to acquire control of Whitestone through the acquisition of all outstanding shares of stock of Whitestone held by the Stockholder in accordance with the terms and conditions set forth herein; and

      WHEREAS, the Stockholder desires to acquire control of Golden Bear Entertainment Corp. ("Golden"), a wholly owned subsidiary of Whitestone, through the acquisition of all outstanding shares of capital stock of Golden held by Whitestone at time of Closing in accordance with the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the covenants set forth herein, it is agreed as follows:

                                    ARTICLE I

                                  THE EXCHANGE

      1.1 Terms of Purchase. On the basis of the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions of this Agreement.

      (i) The Stockholder shall sell, assign, transfer and convey to the Company at the Closing Date (as hereinafter defined) or as soon thereafter as practicable 1,120,000 shares of Whitestone Common Stock, $.0001 par value ("Common

      Stock") and 100,000 shares of Whitestone Series A Preferred Stock, $.01 par value ("Preferred Stock")(collectively the "Whitestone Shares"). The Stockholder shall deliver at the Closing Date certificates representing the Whitestone Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed as reasonably requested by the Company and with all stock transfer and other required documentary stamps affixed thereto.

      (ii) In consideration for the Whitestone Shares, (i) the Company shall deliver to Stockholder at the Closing Date a check or wire in the amount of $100,000, of which $10,000 has been previously paid; and (ii)
      Whitestone shall issue to Stockholder certificates representing all outstanding shares of the capital stock of Golden ("Golden Shares") held by Whitestone.

                                   ARTICLE II

                                     CLOSING

      2.1 Closing. The Closing contemplated by Article 1 of this Agreement shall be held at the offices of Silverman, Collura, Chernis & Balzano, P.C. within five days after the conditions set forth in Article 7 of this Agreement have been satisfied, unless another place or on such date as is agreed upon in writing by the parties (the "Closing Date").

      2.2 After the Closing Date and from time to time thereafter, the parties to this Agreement shall execute such additional instruments and take such other action as either party may reasonably request in order to effectuate the transactions contemplated by this Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Whitestone and the Stockholder as follows:

      3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, qualification and authority, corporate or otherwise, to own, lease and operate its properties and assets and carry on its business as and in the places where such properties and assets are now owned, leased or operated or such business is now being conducted.

      3.2 Authorization. The Company has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly authorized, executed and delivered by the Company, constitutes the legal valid and binding obligation of the Company, and is enforceable in accordance with the terms hereof.

      3.3 No Further Action Needed. No consent, authorization, approval, order, license, certificate, permit, declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery or performance of this Agreement by the Company. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which it or any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement. The execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under any term of any contract, agreement, instrument, lease, license, arrangement, or understanding whereby the Company is a party to, or violate or result in a breach of any term of the Certificate of Incorporation (or other charter document) or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, business, properties or assets are subject.

      3.4 Veracity of Statements. Neither this Agreement nor the representations and warranties by the Company contained herein or in any documents, instruments,certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein and therein not misleading. There is no fact which adversely affects, or in the future may adversely affect, the business, operations, affairs, condition or prospects of the Company's assets and/or business which has not been set forth in this Agreement.

                                    ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF WHITESTONE AND STOCKHOLDER

      Whitestone and Stockholder hereby represent and warrant to the Company as follows:

      4.1 Organization and Standing. Whitestone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to own, lease and operate its properties and to carry on its businesses in the places where such properties are now owned, leased or operated or such business is now being conducted, or contemplated to be conducted.

      4.2 Authorization. Whitestone has all requisite power and authority, corporate and otherwise, to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Whitestone of its obligations hereunder will be duly authorized by all necessary corporate action. No further action or approval, corporate or otherwise, will be required in order to constitute this Agreement as a valid, binding and enforceable obligation of Whitestone.

      4.3 Capitalization. The authorized capital stock of Whitestone consists of 30,000,000 shares of $.0001 par value Common Stock ("Common Stock"), of which 5,924,320 shares are issued and outstanding. Each of such outstanding shares of Common Stock is validly authorized, validly issued and fully paid and non-assessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders. At the Closing Date, the Whitestone Shares shall be validly issued, fully paid and non-assessable.

      4.4 Lack of Commitment to Issue Securities. There is not presently outstanding nor is there any commitment, plan, or arrangement to issue, any options, warrants or other rights calling for the issuance of any shares of stock of Whitestone or any security or other instrument convertible into, exercisable for or exchangeable for stock of Whitestone, except as disclosed on
Schedule 4.4 attached hereto.

      4.5 Financial Condition. Annexed hereto as Schedule 4.5 are true and correct copies of the following: (i) audited consolidated balance sheets of Whitestone for its last three fiscal years ended December 31, 1996, 1995, and 1994; (ii) the unaudited balance sheet of Whitestone as of March 31, 1997 (most recent date available); (iii) audited consolidated statements of income, statements of retained earnings, and statements of changes in financial position and/or cash flow of Whitestone for the last three fiscal years ended December 31, 1996, 1995 and 1994; and (iv) the unaudited consolidated statements of income, consolidated statements of retained earnings, and consolidated statements of changes in financial position and/or cash flow of Whitestone for the three (3) months ended March 31, 1997 (most recent available). Each such balance sheet presents fairly the consolidated financial condition, assets, liabilities, and stockholders' equity of Whitestone as of its date; each such statement of income and statement of retained earnings presents fairly the consolidated results of operations of Whitestone for the period indicated; and each such statement of changes in financial position and/or cash flow presents fairly the consolidated information purported to be shown therein. The financial statements referred to in this Section 4.5 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of Whitestone.

      4.6 Lack of Material Changes. Since March 31, 1997 (the most recent audited financial statement date) except as described on Schedule 4.6 annexed hereto,

      (a) There has not been any material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Whitestone.

      (b) Whitestone has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any such stock.

      (c) The operations and business of Whitestone have been conducted in all respects only in the ordinary course.

      (d) Whitestone has not mortgaged, pledged or subjected to lien or other encumbrances any of its assets.

      (e) Whitestone has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

      (f) Whitestone has not sold or transferred any of its assets having a book value of $100,000 or more or canceled any debts or claims, except, in each case, in the ordinary course of business.

      (g) There has not been any issuance of the Whitestone's capital stock, bonds or other corporate securities.

      (h) There has not been any strike, lockout, labor trouble or any similar event or condition of any character adversely affecting the business of Whitestone.

      (i) There has not been any increase in the compensation payable or to become payable by Whitestone to any of its officers, employees or agents, or any known payment or arrangement made to or with any of such persons, except as disclosed to the Company.

      There is no fact known to Whitestone which materially adversely affects or in the future (as far as Whitestone can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Whitestone;

provided, however, that Whitestone express no opinion as to political or economic matters of general applicability.

      4.7 Tax and Other Liabilities. (i) Whitestone has no liability or obligation of any nature, accrued or contingent, including without limitation liabilities for federal, state, local, or foreign taxes, liabilities to customers or suppliers, direct or indirect, claims, losses, damages, deficiencies (including deferred income tax and other net tax deficiencies), costs, expenses, obligations, guarantees, or responsibilities, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, (hereinafter collectively referred to as "Liabilities") other than the following:

      (a) Liabilities for which full provision and/or disclosure has been made on the audited balance sheet (the "Last Balance Sheet") as of December 31, 1996 (the "Last Balance Sheet Date") referred to in
            Section 4.5 of this Agreement; and

      (b) Other liabilities arising since the Last Balance Sheet and prior to the Closing Date in the ordinary course of business which are not inconsistent with the representations and warranties of Whitestone or any other provision of this Agreement. To the extent that any other liabilities in excess of $3,000 have arisen since the Last Balance Sheet, such other liabilities are described in Schedule 4.7 annexed hereto.

(ii) Without limiting the generality of the foregoing, the amounts set up as provisions for taxes on the Last Balance Sheet are sufficient for all accrued and unpaid federal, state, local and foreign taxes of Whitestone, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal years prior thereto. Whitestone has filed all federal tax returns required to be filed by them. Whitestone has paid (or has established on the Last Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable. Whitestone has not received reports as to adjustments from any taxing authority during the past five years and Whitestone knows of no governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of any such report.

      4.8 Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in process (or any basis therefore known to Stockholder or Whitestone) with respect to Whitestone, or any of its or his business, properties, or assets except as disclosed on Schedule 4.8 attached. Whitestone is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Whitestone, is any union attempting to represent any employee of the Company as collective bargaining agent. Whitestone is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Whitestone required to take any action in order to avoid such violation or default.

      4.9 Assets. The financial statements annexed hereto as Schedule 4.5 contain a true and complete list of all real and other properties and material assets (including but not limited to machinery, equipment, inventories, and intangibles owned, leased, used in its business and/or licensed by Whitestone (collectively the "Assets"). The Assets constitute all such properties and assets which are necessary to conduct the business of Whitestone as presently conducted and/or as Whitestone contemplates conducting.

      4.10 Title to Assets. Whitestone has good and marketable title to all of the Assets (except real and other properties and assets as are held pursuant to leases as referred to in Article 4.14 herein, free and clear of all liens, mortgages, security interests, pledges, charges, conditional sales agreements and security investments, and encumbrances (except as are listed in the financial statements attached to the Agreement as Schedule 4.5).

      4.11 Accounts and Notes Receivable. All accounts and notes receivable reflected on the Last Balance Sheet, and those arising since the Last Balance Sheet Date constitute valid and binding obligations, have been collected or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 60 days of the date incurred.

      4.12 Lack of Restrictions. No real property owned, leased, licensed, or used by Whitestone lies in an area which is, or to the knowledge of Whitestone, will be, subject to zoning, use, or building code restriction which would prohibit, and no state of facts relating to the actions of another person or entity or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Whitestone is now engaged or the business in which it contemplates engaging.

      4.13 Contracts and Other Instruments. (i) Schedule 4.13 accurately and completely details all contracts, licenses, instruments and agreements to which Whitestone is a party, including but not limited to, all telephone agency agreements, supply agreements, manufacturer agreements, price protection agreements, distributorship agreements, OEM agreements, partnership agreements, dealership agreements, fiduciary agreements, license agreements, marketing agreements, commission agreements, sales agency agreements, other agency agreements, bank credit agreements, factoring agreements, loan agreements, indentures, promissory notes, guarantees, undertakings, other evidences of indebtedness, letters of credit, joint venture agreements, operating agreements, management agreements, agreements for the acquisition of merger or combination with any other company, corporation or businesses signed within the last two years, employment agreements, labor agreements, salesmen commission agreements, independent contractor agreements, sales or purchase agreements for a term in excess of one year which have an aggregate sale or purchase price in excess of $50,000; contracts, agreements, arrangements, or understandings with any stockholder, any director, officer, or employee, any relatives or affiliate of any stockholder or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest; government contracts, franchise agreements, management agreements, advisory agreements, consulting agreements, advertising agreements, construction agreements, warehousing agreements, engineering agreements, design agreements, major utility agreements and any other agreements which involve the payment of in excess of $50,000 prior to the date it can be terminated without penalty or premium (all of which contracts, licenses, instruments, and agreements are hereinafter referred to collectively as the "Contracts").

      (ii) Neither Whitestone nor any other party to any such Contract, to the best of Whitestone's knowledge, is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such Contract, is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with their respective terms. Neither Whitestone nor any other party to any such Contract has given notice of termination or taken any action inconsistent with the continuance thereof. The execution, delivery, and performance of this Agreement will not prejudice any such Contract. Whitestone is not party to or bound by any other contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Whitestone.

      4.14 Leases. Schedule 4.14 attached hereto describes all of Whitestone's leases and subleases to which Whitestone is a party ("Leases"). Whitestone enjoys peaceful and undisturbed possession under all such leases. All such Leases are legal, valid and binding agreements and Whitestone is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. Each rental, royalty or other payment due thereunder has been made; each act required to be performed which, if not performed, would constitute a material breach thereof has been duly performed; and no prohibited acts have been performed thereunder which, if presented, would constitute a material breach thereof. Each of such leases is in full force and effect and there is not under any such lease any default or claim of default or event which, with or without notice of the lapse of time or both would constitute a breach or default thereunder.

      4.15 Capital Projects. As of the date of this Agreement, Whitestone has not undertaken any capital projects the cost of completion of which would exceed $3,000 except as listed in Schedule 4.15 attached hereto and made a part hereof.

      4.16 Environmental Laws. Whitestone is in material compliance with all federal, state and local laws regarding environmental matters.

      4.17 ERISA Matters. Whitestone does not have, nor does it contribute to, any pension, profit sharing, option, other incentive plan, or any other type of employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), or any obligation to or customary arrangement with employees for bonuses, incentive compensation, or severance pay.

      4.18 Insurance. Schedule 4.18 attached hereto and made a part hereof is a complete and correct list of all insurance policies of any kind held by Whitestone. Each such policy is valid and enforceable; all premiums and other payments due from Whitestone on account of any such policy have been paid, there is no act or failure to act which has or might cause any such policy to be canceled or terminated.

      4.19 Labor Disputes. Whitestone is not a party to any union representation or labor contract. Whitestone has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of Whitestone; no strike or work interruption by any of its employees is planned, under consideration, threatened or imminent; and Whitestone has not made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. Whitestone is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. In the event of termination of the employment of any of its employees, Whitestone will not by reason of anything done prior to the Closing Date be liable to any of said employees for "severance pay" or any other payments.
Whitestone is in compliance with all federal, state and local laws and regulations respecting labor, employment and wages and hours; and there is no unfair labor practice complaint against Whitestone pending before the National Labor Relations Board or any comparable state or local agency.

      4.20 Liens on Assets. Except as reflected on Whitestone's financial statements (Schedule 4.5) Whitestone has good and marketable title to all of its assets and such assets are not subject to any mortgages, pledges, liens, conditional sales agreements, encumbrances and security interests or claims except for minor imperfections in title and encumbrances, if any, which singularly and in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or impair the use thereof in Whitestone's business.

      4.21 Condition of Tangible Assets. As of the Closing Date, all of Whitestone's assets will be in normal, operating and useable condition, in a state of good maintenance and repair, subject to ordinary wear and tear and scheduled maintenance items, taking into consideration the age and utilization thereof, and will conform to all applicable ordinances, regulations and other laws (including those relating to building and zoning and environmental protection and occupational safety and health).

      4.22 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly approved by the unanimous consent of the Board of Directors of Whitestone; (ii) do not and will not contravene, violate and/or result in a breach or default under any provision of the Certificate of Incorporation or Bylaws of Whitestone as presently in effect; (c) do not violate, are not in conflict with, and do not constitute a default under, or cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, license, indenture, instrument, lease, or mortgage, or subject Whitestone or any of its assets to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement, to which Whitestone is a party or by which Whitestone or any of its assets are bound; and (d) does not violate any material provision of law, rule, regulation, order, permit, or license to which Whitestone is subject.

      4.23 Subsidiaries. Whitestone owns no shares of capital stock or other equity interest in any corporation, partnership, joint venture or other business organization or enterprise, except as set forth in the financial statements included in Schedule 4.5 annexed hereto.

      4.24 Bank Accounts. Schedule 4.24 annexed hereto lists the names and addresses of every bank and other financial institution in which Whitestone maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto.

      4.25 Questionable Payments. Neither Whitestone, any director, officer, agent, employee, or other person associated with or acting on behalf of Whitestone has, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (ii) violated any provision of the Foreign Corrupt Practices Act of 1977; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets;
(iv) made any false or fictitious  entry on the books or records of  Whitestone;
(v) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (vi) given any favor or gift which is not deductible for federal income tax purposes; and/or (viii) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

      4.26 Directors and Officers. A true and complete list as of the date of this Agreement indicating Whitestone's directors and officers, each of whom has been duly elected is as follows:

      NAME                               POSITION
      ----                               --------

      Donald Yu                          President, Chief Executive and Director

      Geoge Eshoo                        Secretary, Treasurer and Director

      Marianne Rossi                     Asst. Secretary

      4.27 Liabilities. The financial statements annexed hereto as Schedule 4.5 reflect a true and complete list of all Whitestone bank loans, lines of credit, financial institution indebtedness and other liabilities (including but not limited to accounts payable and accrued expenses) outstanding as of the date of this Agreement, which schedule includes the name of the creditor, amount outstanding as of the date of this Agreement and essential repayment terms and conditions.

      4.28 Public Company. The Common Stock of the Whitestone is registered with the United States Securities and Exchange Commission ("SEC") pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"). The Company is not current with respect to its filing obligations to the Commission as a "reporting company." It has filed all required reports but for Forms 10-QSB for the quarterly periods ended September 30, 1996 and March 31, 1997, and Form 10-KSB for the year ended December 31, 1996. To the best of the Whitestone's knowledge and belief, there are no pending or foreseeable enforcement proceedings or investigations relative to the Company commenced by either the SEC or any state securities bureau.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

      5. Covenants of the Company. The Company covenants as follows:

      5.1 The representations and warranties of the Company contained in this Agreement and in the schedules hereto shall be true and correct in all respects as of the Closing Date. The Company shall give Whitestone prompt notice of any change in any of the information contained in the representations and warranties of the Company, the schedules hereto or the documents furnished by the Company in connection herewith which occurs prior to the Closing Date. Upon the happening of any occurrence or event prior to the Closing Date, which shall have a material adverse effect upon the business or assets of the Company, Whitestone shall have the right to terminate this Agreement by written notice to the Company and upon such termination, no party shall have any further liability or obligation under this Agreement.

      5.2 The Company shall, prior to the Closing Date, deliver to Whitestone the unanimous consent of its Board of Directors, which consent evidences the approval of this Agreement and the transactions contemplated hereby.

      5.3 The Company will, prior to the Closing Date, comply with all laws affecting operation of its business, will not operate the said business other than in the ordinary course, and will give notice to Whitestone of any event or circumstance not in the ordinary course which materially affect the Company's business or the Assets.

      5.4 The Company shall use its best efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties, to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby and to provide all information necessary to enable the Company to meet its disclosure responsibilities to the SEC, NASD and the investment community.

                                    ARTICLE 6

                     COVENANTS OF WHITESTONE AND STOCKHOLDER

      Whitestone and Stockholder covenant as follows:

      6.1 The representations and warranties of Whitestone and Stockholder contained in this Agreement shall be true and correct in all material respects as of the Closing Date, and Whitestone and the Stockholder shall give the Company prompt notice of any change in any of the information contained in the representations and warranties of Whitestone and Stockholder hereunder or the documents furnished by Whitestone in connection herewith which occurs prior to the Closing Date.

      6.2 Whitestone will use its best efforts to, prior to the Closing Date, comply with all laws affecting the operation of its business.

      6.3 Whitestone shall use its best efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

                                    ARTICLE 7

                              CONDITIONS OF CLOSING

      7.1 The obligation of the Company to close hereunder shall be subject to the fulfillment and satisfaction by Stockholder and/or Whitestone, prior to or at the Closing Date, of the following conditions or the written waiver thereof by the Company:

      (i) Board Meeting. Whitestone's Board of Directors shall have approved all of the transactions described in this Agreement by either a vote or written consent of the majority of Board members, and a majority of Whitestone's stockholders shall have executed consents approving the transactions contemplated by this Agreement. At the Board meeting, the outgoing Board of Directors shall adopt the following resolutions:

            a) A recapitalization of Whitestone including a reverse stock split of Whitestone's Common Stock in a ratio requested by the Company;

            b) Designation of incoming directors;

            c) Resignation of outgoing directors, effective as soon as past due reports on Forms 10-QSB and Form 10-KSB have been filed with the SEC;

            d) Declaration of a stock dividend of 5% of Golden's outstanding common stock to be distributed to Whitestone's shareholders of record on the day preceding the Closing Date'

            e) Amendment of Whitestone's Certificate of Incorporation to provide for the aforementioned reverse split and to effect a name change to Proformix, Inc.; and

            f) Approval of the filing of Registration Statement on Form S-8 with respect to shares to be issued to consultants Seymour Kroll and Carl Henn.

      (ii) Representations and Warranties. The representation and warranties of Whitestone and the Stockholder in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date.

      (iii) Reporting Obligations. Whitestone shall file with the SEC all delinquent Exchange Act reports including, but not limited to, Form 10-QSB for the quarter ended September 30, 1996, Form 10-KSB for the year ended December 31, 1996, and Form 10-QSB for the quarter ended March 31, 1997. The outgoing Board of Directors will be responsible for the filing of such delinquent reports.

      (iv) Delivery of Officers' Certificate. A certificate signed by Whitestone's CEO shall be delivered to the Company certifying that each of the warranties and representations set forth in this Agreement are true and accurate as of the date of the Closing Date and that no event or occurrence has transpired as of the Closing Date which has or will have a material adverse effect upon the business or assets being acquired.

      (v) Compliance with Agreement. Whitestone shall have performed and complied with all of its covenants and obligations under this Agreement and the Letter of Intent dated May 15, 1997, and Whitestone and the Stockholder further specifically agree to file all required Exchange Act reports, issue all shares of stock, including issuance to the Stockholder of all the outstanding capital stock of Golden, less the 5% stock dividend provided for hereinabove, and to perform and comply with all other covenants and obligations which are to be discharged after the effective date hereof as set forth hereunder.

      (vi) Absence of Suit. No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory
      authority  shall  have  been  commenced  against   Whitestone  seeking  to
      restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

      (vii) Receipt of Approvals, Etc. All approvals, consents and/or waivers for Whitestone that are necessary to effect the transactions contemplated hereby shall have been received.

      (viii) Accuracy of Financial Statements. All balance sheets, statements of income, statements of changes in financial position and/or cash flows and other financial statements of Whitestone furnished to the Company pursuant to this Agreement shall be true, accurate and prepared in accordance with generally accepted accounting principles.

      (ix) Proceedings and Instruments Satisfactory; Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as the Company may reasonably request shall have been delivered to the Company.

      (x) Opinion of Counsel. Whitestone shall produce an opinion of counsel as of the Closing Date addressed to the Company to the effect that (i) this Agreement has been duly executed and delivered by Whitestone and the and constitutes a legal, binding obligation of Whitestone and Stocholder enforceable in accordance with its terms; (ii) Whitestone has taken all action necessary to authorize the execution and performance of this Agreement; and (iii) that the Whitestone Shares are duly authorized, validly issued, fully paid and non-assessable.

      7.2 The obligation of Whitestone to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing Date, of the following conditions by the Company or the written waiver thereof by the
Whitestone:

      (i) Representatives and Warranties. The representation and warranties of the Company in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date.

      (ii) Delivery of Officers' Certificate. The Company shall deliver to the Company a certificate signed by its CEO, certifying that each of the warranties and representations of the Company set forth in this Agreement is true and accurate as of the date of the Closing Date and that no event or occurrence has transpired as of the Closing Date which has or will have a material adverse effect upon the business or assets being acquired.

      (iii) Compliance with Agreement. The Company shall have performed and complied with materially all of their obligations and delivered all monies to the Stockholder required to be delivered under this Agreement and the Letter of Intent dated May 15, 1997.

      (iv) Absence of Suit. No action or lawsuit shall have been commenced against the Company, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

      (v) Receipt of Approvals, Etc. All approvals, consents and/or waivers for the Company that are necessary to effect the transactions contemplated hereby shall have been received.

      (vi) Proceedings and Instruments Satisfactory; Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as Whitestone may reasonably request shall have been delivered to Whitestone.

                                    ARTICLE 8

                                 INDEMNIFICATION

      8.1 By the Company. The Company shall defend and promptly indemnify and save Whitestone and the Stockholder harmless from, against, for and in respect of and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any action, investigation, claim or proceeding (all hereinafter collectively referred to as "Losses") suffered, sustained, incurred or required to be paid by Whitestone and the Stockholder by reason of the Company's breach of any warranty, representation or covenant hereunder.

      8.2 By Whitestone. Whitestone shall defend and promptly indemnify the Company and its officers and directors, and save and hold them harmless from, against, for and in respect of and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (all hereinafter collectively referred to as "Losses") suffered, sustained, incurred or required to be paid by the Company by reason of (i) the existence of any and all obligations and/or liabilities of Whitestone which were not disclosed to the Company in this Agreement; (ii) any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by Whitestone and the Stockholder hereunder or relating hereto or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect, or (iii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing or from any misrepresentation or omission from any schedule to this Agreement, certificates, financial statements or from any document furnished or required to be furnished hereunder.

                                    ARTICLE 9

                                    EXPENSES

      9.1 Expenses. The parties agree to bear their expenses individually, each in respect of all expenses of any character incurred by it in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 10

                            SECURITIES ACT PROVISIONS

      10.1 Restrictions on Disposition of Shares. The Company and Stockholder covenants and warrants that the Whitestone Shares and the Golden Shares, respectively, to be received from the Stockholder and Whitestone, respectively, pursuant to this Agreement are acquired for their own respective accounts and not with the present view towards the distribution thereof without compliance with securities laws and they will not dispose of the Whitestone Shares and Golden Shares except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) in any other transaction which, in the opinion of Whitestone's or Golden's counsel, as the case may be, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. In order to effectuate the covenants of this subsection 10.1 an appropriate legend has been be placed upon each of the certificates of stock at the time of distribution of the Whitestone and Golden Shares by the Stockholder and Whitestone pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for said Shares.

      10.2 Evidence of Compliance with Private Offering Exemption. The Stockholder agrees to supply the Company with such evidence as counsel for the Company may require in order to evidence the private offering character of the distribution of shares made pursuant to this Agreement.

      10.3 Notice of Limitation Upon Disposition. The Company and the Stockholder is aware that the Whitestone Shares and Golden Shares distributed pursuant to this Agreement will not have been registered pursuant to the Securities Act of 1933, as amended, and therefore, under current interpretations and applicable rules, said Shares can not be publicly sold for a period of at least one year, and at the expiration of such one year period, sales of said Shares may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if Whitestone are current in its filings with the SEC under the Securities Act of 1933, as amended, or other public disclosure requirements.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

      11.1 Entire Agreement. This Agreement and the Letter of Intent dated May 15, 1997 constitutes the entire agreement of the parties with respect to the subject matter hereof.The representations, warranties, covenants and agreements set forth in this Agreement and in any financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and except as may be specifically provided herein. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

      11.2 Survival of Covenants, etc. All warranties, representations and covenants set forth herein shall survive the Closing Date of this Agreement.

      11.3 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by Federal Express delivery or by certified or registered mail, return receipt requested and postage prepaid or hand delivered as follows:

             For the Company:

             Royal Capital, Inc.
             75 Claremont Road
             Bernardsville, NJ 07924

             Copy to:

             Silverman, Collura, Chernis & Balzano. P.C
             381 Park Avenue Suite, Suite 1601

             New York, New York  10016

             For Stockholder:

             6363 Christie Avenue
             Emeryville, California 94608

      11.4 Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

      11.5 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within that State. Any dispute in any way related to the subject matter of this Agreement shall be litigated exclusively within the State of New York and all parties hereto, including shareholders of the Company consent to the jurisdiction of the State and/or United States District Courts of New York. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be affected without such illegal clause, section or part shall nevertheless continue in full force and effect.

      11.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or heirs and personal representatives; provided, however, that no party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties hereto.

      11.7 Captions. The headings, captions or titles of paragraphs under sections or subsections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

      11.8 Time Periods. Any time period provided for herein which shall end or expire on a Saturday, Sunday, or legal holiday shall be deemed extended to the next full business day thereafter.

      11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

      11.10 Confidentiality. Neither this Agreement nor any memorandum of this Agreement shall be recorded in the Public Records of any State or County. The parties hereto agree to keep this Agreement confidential, as well as any information or document obtained by either party in connection with this transaction, except to the extent disclosure is required to or by any government agency or regulatory or quasi-regulatory body. Whitestone will not release any information by press release or otherwise regarding this transaction without the prior consent of the Company.

      11.11 Joint Draftsmanship. The preparation of this Agreement has been a joint effort of the parties and this Agreement shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                                           ROYAL CAPITAL INCORPORATED

                                           By:_____________________________
                                                Bruce Deichl, President

                                           WHITESTONE INDUSTRIES, INC.

                                           By:_____________________________
                                                 Donald R. Yu, President

                                           ________________________________
                                               Donald R. Yu, Individually

1. Article 1.1(i) is amended as follows:

     (i) The Stockholder shall sell, assign, transfer and convey to the Company at the Closing Date (as hereinafter defined), or as soon thereafter as practicable, 100,000 shares of Whitestone Series A Preferred Stock, $.01 par value ("Preferred Stock"). The Stockholder shall arrange for an irrevocable proxy to be executed by a Whitestone shareholder providing the Company with sole voting power of 1,120,000 shares of Whitestone Common Stock, $.0001 par value ("Common Stock") (the Preferred Stock and Common Stock collectively referred to herein at the "Whitestone Shares"). The Stockholder shall deliver at the Closing Date certificates representing the Preferred Stock duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed as reasonably requested by the Company and with all stock transfer and other required documentary stamps affixed thereto. The Stockholder shall also deliver at the Closing Date an executed irrevocable proxy pursuant to the terms described above.

                                            ROYAL CAPITAL INCORPORATED

                                            By:____________________________
                                                 Bruce Deichl, President


                                            WHITESTONE INDUSTRIES, INC.

                                            By:____________________________
                                                   Donald Yu, President


                                              _____________________________
                                                  Donald Yu, Individually

1. Article 1.1(ii) is amended to provide for the escrow of $60,000 of the purchase price, to be released to Stockholder upon the satisfaction of the following conditions:

          (a) The Stockholder will provide the litigation documents relating to the injunction and stop transfer instructions pertaining to 1,120,000 shares of Whitestone Industries, Inc. Common Stock held or record by Stockholder; and

          (b) The filing of all delinquent Securities Exchange Act of 1934 reports by Stockholder as described in Article 4.28.

                                            ROYAL CAPITAL INCORPORATED

                                            By:____________________________
                                                 Bruce Deichl, President


                                            WHITESTONE INDUSTRIES, INC.

                                            By:____________________________
                                                   Donald Yu, President


                                              _____________________________
                                                  Donald Yu, Individually